FIELD LAW

400 - 444 7 AVE SW
Calgary AB T2P 0X8
fieldlaw.com

CALGARY / EDMONTON / YELLOWKNIFE

Chloe Cadieux
Lawyer
T 403-260-8530
F 403-264-7084
ccadieux@fieldlaw.com

Assistant: Carla De Paz**T** 587-956-2756
cdepaz@fieldlaw.com

Our File: 75181-1

February 11, 2022

VIA REGISTERED MAIL

Petrolia Canada Corporation
335, 1500 - 14 Street SW
Calgary, AB T3C 1C9

Attention: Ivar Siem

VIA EMAIL (MARKALLEN4306@GMAIL.COM)

Petrolia Canada Corporation
c/o Petrolia Energy Corporation
710 N Post Oak Road, Suite 50
Houston, Texas 77024 USA

Attention: Mark Allen

Re: NOTICE OF ASSIGNMENT OF

Loan Agreement between Petrolia Canada Corporation and Emmett Lescroart effective December 1, 2021 (the **"Loan Agreement"**); and

General Security Agreement between Petrolia Canada Corporation and Emmett Lescroart effective January 1, 2022 given pursuant to the Loan Agreement (the **"GSA"**)

We write to confirm no response has been received by our office to our letter of January 31, 2022, and the deadline stated therein for payment of the Outstanding Debt will expire Monday February 14, 2022.

This letter is to notify you that effective February 11, 2022, Emmett Lescroart ("**Lescroart**"), has assigned all his right, title, and interest, in and to the Loan Agreement and the GSA to Blue Sky Resources Ltd., including all indebtedness and security thereunder, and all the benefits or advantages to be derived therefrom, without limitation.

Accordingly, all notices from and after February 11, 2022 to be given to Lesroart under the Loan Agreement and the GSA, including all payments to be made pursuant to both of the aforesaid agreements, should be delivered to:

Blue Sky Resources Ltd.
Suite 800, 215-9th Ave. SW
Calgary, AB. T2P 1K3

Attention: **Ilyas Chaudhary, President & CEO**

We trust you will find the foregoing satisfactory.

Sincerely,

FIELD LLP

Chloe Cadieux
Lawyer

CAC/cdp